    As filed with the Securities and Exchange Commission on August 23, 2002


                                                      Registration No. 333-97625

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 1


                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                                 AMEDISYS, INC.
             (Exact name of registrant as specified in its charter)

                     DELAWARE                                           11-3131700
           (State or other jurisdiction                              (I.R.S. Employer
         of incorporation or organization)                        Identification Number)

                           11100 MEAD ROAD, SUITE 300
                          BATON ROUGE, LOUISIANA 70816
                                 (225) 292-2031
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                WILLIAM F. BORNE
                           11100 MEAD ROAD, SUITE 300
                          BATON ROUGE, LOUISIANA 70816
                                 (225) 292-2031
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                WITH A COPY TO:
                            ANTHONY J. CORRERO, III
           CORRERO FISHMAN HAYGOOD PHELPS WALMSLEY & CASTEIX, L.L.P.
                        201 ST. CHARLES AVE., 46TH FLOOR
                       NEW ORLEANS, LOUISIANA 70170-4600
                                 (504) 586-5252

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                             ---------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SHAREHOLDERS IDENTIFIED IN THIS PROSPECTUS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                SUBJECT TO COMPLETION -- DATED AUGUST 22, 2002.


PROSPECTUS

                             [AMEDISYS, INC. LOGO]

                                 AMEDISYS, INC.
                           11100 MEAD ROAD, SUITE 300
                          BATON ROUGE, LOUISIANA 70816
                                 (225) 292-2031

                         294,720 SHARES OF COMMON STOCK
                OFFERED BY THE SELLING SHAREHOLDERS NAMED HEREIN

     This prospectus covers up to:

     - 114,720 shares of our common stock, par value $.001 per share, issuable upon the exercise of common stock warrants;

     - 175,000 shares of our common stock issuable upon the conversion of shares of our preferred stock. The preferred stock is not currently outstanding but is issuable upon the exercise of preferred stock warrants; and

     - 5,000 shares of our common stock that are currently outstanding that we previously issued to one shareholder upon exercise of his common stock warrants.


     The prospectus also covers any shares we may have to issue under the terms of the warrants and preferred stock to avoid dilution of the warrants and preferred stock.


     Persons who will acquire the shares from us upon exercise of their common stock warrants or upon conversion of their preferred stock, and the shareholder who received his shares upon exercise of his common stock warrants, may use this prospectus to resell those shares. We refer to those persons in this prospectus as "selling shareholders."

     The selling shareholders will receive all of the net proceeds from the sale of the shares of common stock under this prospectus. We will not receive any proceeds from the sale of the shares by the selling shareholders, but we will receive any amounts due to us upon exercise of the warrants. We will pay all the expenses of registration in connection with this offering, but the selling shareholders will pay all selling and other expenses.


     Our common stock is listed on The Nasdaq SmallCap Market under the symbol "AMED." On August 21, 2002, the closing sales price of our common stock was $7.80 per share.


     INVESTING IN OUR SECURITIES INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 2 OF THIS PROSPECTUS FOR INFORMATION THAT YOU SHOULD CONSIDER BEFORE PURCHASING THESE SHARES.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                The date of this prospectus is          , 2002.

                               TABLE OF CONTENTS


                                        PAGE
                                        ----
ABOUT THIS PROSPECTUS.................    i
THE OFFERING..........................    1
RISK FACTORS..........................    2
  Risks Related to Arthur Andersen
     LLP..............................    2
  Risks Related to Our Substantial
     Capital Requirements.............    3
  Risks Related to Our Working Capital
     Deficiency.......................    3
  Risks Related to Change in Medicare
     Payment Rates....................    3
  Risks Related to Our Acquisition
     Strategy.........................    4
  Risks Related to Acquisition
     Financing........................    4
  Risks Related to Our Dependence on
     Management.......................    4
  Risks Related to Our Exposure to
     Professional Liabilities.........    4
  Risks Related to the Possible
     Insufficiency of Our Liability
     Coverage.........................    4
  Risks Related to Changes in Health
     Care Regulations and
     Technology.......................    4
  Risks Related to Competition........    5



                                        PAGE
                                        ----
  Risks Related to Our Need for
     Relationships with Other
     Organizations....................    5
  Risks Related to Federal and State
     Regulation.......................    5
  Risks Related to Future Sales of Our
     Common Stock.....................    5
  Risks Related to the Possible
     Adverse Effect of Future
     Issuances of Our Preferred
     Stock............................    5
  Risks Related to Dilution...........    6
SPECIAL NOTE CONCERNING
  FORWARD-LOOKING STATEMENTS..........    7
USE OF PROCEEDS.......................    7
OUR COMPANY...........................    8
SELLING SHAREHOLDERS..................    9
PLAN OF DISTRIBUTION..................   11
LEGAL MATTERS.........................   13
OTHER MATTERS.........................   13
WHERE YOU CAN FIND MORE INFORMATION...   13
INCORPORATION BY REFERENCE............   14


     You should rely only on the information that is contained in this prospectus or is incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained in or incorporated by reference in this prospectus. The selling shareholders are offering shares of our common stock and seeking offers to buy such securities only in jurisdictions where such offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

                             ABOUT THIS PROSPECTUS


     This prospectus is part of a registration statement we filed with the SEC. It is a type of registration statement that is commonly called a "shelf registration" because it permits securities to be offered on a delayed or continuing basis. The selling shareholders can resell the common stock covered by this prospectus at various times determined by each of them as more fully explained in this prospectus. We call these transactions by the selling shareholders resales, because the common stock they may sell under this prospectus was or will be first sold by us to them. We will not receive any proceeds from any of these resales. This prospectus omits some of the information contained in the registration statement, and reference is made to the registration statement for further information about us and the common stock being offered by the selling shareholders. Any statement contained in this prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC is not necessarily complete, and in each case reference is made to the copy of the document filed. You should read both this prospectus and the additional information described under the headings "Where You Can Find More Information" and "Incorporation By Reference."

                                  THE OFFERING

Securities Offered by the
Selling Shareholders..........   Up to 294,720 shares of our common stock. Up to
                                 114,720 of the shares are issuable by us in the future upon the exercise of warrants to purchase our common stock. Up to an additional
                                 175,000 shares are issuable by us in the future upon the conversion of shares of our preferred stock. This preferred stock is not currently outstanding but is issuable by us upon the exercise of warrants to purchase our preferred stock. The remaining 5,000 shares are currently outstanding and were previously issued by us to Robert White upon the exercise of his common stock warrants.


                                 The number of shares covered by this prospectus is subject to adjustment to avoid dilution of the warrants and the preferred stock.


                                 The selling shareholders may use this
                                 prospectus to resell the shares of our common stock that they will acquire from us upon exercise of their warrants or conversion of their preferred shares, or in the case of Mr. White, the shares he previously acquired from us upon exercise of his common stock warrants.

Use of Proceeds...............   We will not receive any proceeds from sales by
                                 the selling shareholders of the shares covered by this prospectus, but we will receive any amounts due to us upon exercise of the warrants.

Our Nasdaq SmallCap Market
  Symbol......................   AMED


Risk Factors..................   Before investing in our common stock by
                                 purchasing shares from a selling shareholder, you should carefully read and consider the information in "Risk Factors" beginning on page
                                 2 of this prospectus and all other information appearing elsewhere and incorporated by reference in this prospectus and any accompanying prospectus supplement.

                                  RISK FACTORS

     You should carefully consider the risks described below before buying any of our securities. The risks described below are not the only ones facing our company. Additional risks that are now unknown to us or that we now consider immaterial may also harm our business. You should also carefully consider the other information included elsewhere in this prospectus and incorporated into it by reference.

RISKS RELATED TO ARTHUR ANDERSEN LLP

  YOU MAY NOT BE ABLE TO RECOVER AGAINST ARTHUR ANDERSEN LLP IN CONNECTION WITH A MATERIAL MISSTATEMENT OR OMISSION IN OUR FINANCIAL STATEMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS.

     Our financial statements incorporated by reference herein were audited by Arthur Andersen LLP, our former independent accountants. On June 15, 2002, a jury convicted Andersen on obstruction of justice charges, and Andersen has announced that unless the jury verdict is set aside, a judgment of conviction could be entered as early as August 31, 2002, which will effectively end the firm's audit practice. These events may materially and adversely affect the ability of Andersen to satisfy any claims you may have arising out of its audit of our financial statements.

     Under SEC rules, we were required to obtain Andersen's written consent in order to incorporate by reference its report covering the audited financial statements that are incorporated by reference herein. By granting such a consent, accounting firms become subject to liability under Section 11 of the Securities Act of 1933 for material misstatements and omissions of material facts from a registration statement. Investors who bring a successful claim of this type are entitled to damages. However, we have been unable to obtain Andersen's consent in connection with our registration statement. As a result, we have filed our registration statement without Andersen's consent in reliance on Rule 437a under the Securities Act, which relieves us of the obligation to obtain Andersen's consent under certain circumstances. However, because Andersen has not provided a consent in connection with our registration statement, you may not be able to recover against Andersen under Section 11 of the Securities Act.

  OUR INABILITY TO INCLUDE IN FUTURE REGISTRATION STATEMENTS FINANCIAL STATEMENTS AUDITED BY ANDERSEN OR TO OBTAIN ANDERSEN'S CONSENT TO THE INCLUSION OF THEIR REPORT ON OUR FINANCIAL STATEMENTS MAY IMPEDE OUR ACCESS TO THE CAPITAL MARKETS.

     Should we seek to access the public capital markets in the future, SEC rules will require us to include or incorporate by reference in any prospectus three years of audited financial statements. Until our audited financial statements for the fiscal year ending December 31, 2004 become available in the first quarter of 2005, the SEC's current rules would require us to present audited financial statements for one or more fiscal years audited by Andersen. Prior to that time, the SEC may cease accepting financial statements audited by Andersen, in which case we would be unable to access the public capital markets unless KPMG LLP, our current independent accounting firm, or another independent accounting firm, is able to audit the financial statements originally audited by Andersen. Following the conviction of Andersen, the SEC issued a release stating that Andersen has informed the SEC that it will cease practicing before the SEC by August 31, 2002, unless the SEC determines another date is appropriate. Although the SEC has indicated that in the interim it will continue to accept financial statements audited by Andersen, there is no assurance that the SEC will continue to do so in the future.

     Additionally, Andersen is no longer in a position to consent to the inclusion or incorporation by reference in any prospectus of its report on our audited financial statements, and investors in any subsequent offerings for which we use its audit report will not be entitled to recovery against Andersen under Section 11 of the Securities Act for any material misstatements or omissions in those financial statements. We may not be able to bring to the market successfully an offering of our securities in the absence of Andersen's participation in the transaction, including its consent. Consequently, our financing costs may increase or we may miss attractive market opportunities if our annual financial statements audited by Andersen should cease to satisfy the SEC's requirements, or those statements are used in a prospectus but investors are not entitled to recovery against our auditors for material misstatements or omissions in them.

RISKS RELATED TO OUR SUBSTANTIAL CAPITAL REQUIREMENTS

     We require substantial capital to pursue our operating strategy, and at December 31, 2001 we had cash and cash equivalents of $3,515,000. Based on our current plan of operations, we anticipate that our current cash balance, combined with continued profitable operations and the proceeds of the private placement we completed on April 26, 2002, will provide sufficient working capital through December 31, 2002.

     We maintain an asset-based line of credit with availability, depending on collateral, of up to $25 million with National Century Financial Enterprises, or "NCFE", and borrowings under a revolving bank line of credit of up to $2,500,000. The NCFE $25 million asset-based line of credit, which expires December, 2003, is collateralized by eligible accounts receivable of the home health care nursing division. Eligible receivables are defined as receivables, exclusive of workers' compensation and self-pay, that are aged less than 181 days. The effective interest rate on this line of credit, which had outstanding balances at December 31, 2001 and 2000 of $8,593,000 and $2,952,000,
respectively, was 11.00% and 15.29% for the years ended December 31, 2001 and 2000, respectively. The revolving bank line of credit of $2,500,000 bears interest at the Bank One Prime Floating Rate, which was 4.75% and 9.5% at December 31, 2001 and 2000, respectively. The bank line of credit expires September 21, 2002 and is collateralized by $2.5 million in cash. At December 31, 2001 and 2000, there was a balance outstanding of $712,000 and $0, respectively.

RISKS RELATED TO OUR WORKING CAPITAL DEFICIENCY

     At December 31, 2001, we had a working capital deficit of $18,360,000. $7,400,000 of the deficit is related to payments received by us from Medicare related to the Benefit Improvement Protection Act, or "BIPA", which provided a one-time payment to healthcare providers. Although not guaranteed, Medicare has traditionally granted similar, and we expect to receive, extended repayment terms related to the $7,400,000 advance, and to begin making payments in the third quarter of 2002. Additionally, $3,100,000 of the deficit is related to Medicare payables of a bankrupt subsidiary. Although the outcome of the bankruptcy is not guaranteed, we do not expect that we will be responsible for repaying the debt of our subsidiary. For more information regarding this and other risk factors, please refer to our Annual Report on Form 10-K for the year ended December 31, 2001.

RISKS RELATED TO CHANGE IN MEDICARE PAYMENT RATES


     With the introduction of the Medicare Prospective Payment System, or "PPS", the method of reimbursement under the Medicare program was changed from a cost-based reimbursement system to a prospective payment system based on "episodes of care." An episode of care is defined as a length of care up to sixty days with multiple continuous episodes allowed. At the beginning of PPS on October 1, 2000, the standard episode payment was established at $2,115 per episode, to be adjusted by certain factors and intervening events. BIPA provided for the following: (i) a one-year delay in applying a budgeted 15% reduction on payment limits, (ii) the restoration of a full home health market basket update for episodes ending on or after April 1, 2001 and before October 1, 2001 resulting in an increase to revenues of 2.2%, (iii) a 10% increase, beginning April 1, 2001 and extending to March 31, 2003, for home health services provided in a rural area, and (iv) a one-time advance equal to two months of periodic interim payments.


     Effective October 1, 2001 with the beginning of federal fiscal year 2002, the standard episode payment was increased to $2,274. Currently, the delay in the budgeted 15% reduction in payment limits resulting from BIPA will expire September 30, 2002. There is ongoing debate and discussion in Congress concerning the scheduled payment reduction, which was further intensified with the recommendation by the Medicare Payment Advisory Committee to eliminate the budgeted 15% payment reduction. In addition to the 15% scheduled reduction, the provision in BIPA under which home health care providers received a 10% increase in reimbursement for service provided in a rural area is scheduled to expire March 31, 2003. For more information regarding this and other risk factors, please refer to our Annual Report on Form 10-K for the year ended December 31, 2001.

RISKS RELATED TO OUR ACQUISITION STRATEGY

     We intend to grow significantly through the acquisition of additional home health care and complementary businesses. We expect to face competition for acquisition candidates, which may limit the number of acquisition opportunities and may lead to higher acquisition prices. There can be no assurance that we will be able to identify, acquire or manage profitably additional businesses or to integrate any acquired businesses into our existing operations without substantial costs, delays or other operational or financial problems. Further, acquisitions involve a number of risks, including possible adverse effects on our operating results, diversion of management's attention, failure to retain key personnel of the acquired business and risks associated with unanticipated events or liabilities, some or all of which could have a material adverse effect on our business, financial condition and results of operations.

RISKS RELATED TO ACQUISITION FINANCING

     We cannot readily predict the timing, size and success of our acquisition efforts and the associated capital commitments. If we do not have sufficient cash resources, our growth could be limited unless we are able to obtain additional equity or debt financing.

RISKS RELATED TO OUR DEPENDENCE ON MANAGEMENT

     Our success depends upon our management, including our Chief Executive Officer, William F. Borne. We maintain key employee life insurance in the amount of $4.5 million on the life of Mr. Borne and entered into an employment agreement with Mr. Borne. The loss of Mr. Borne's services could materially adversely affect our operations.

RISKS RELATED TO OUR EXPOSURE TO PROFESSIONAL LIABILITIES

     Due to the nature of our business, we and certain nurses who provide services on our behalf may be the subject of medical malpractice claims, with the attendant risk of substantial damage awards. We could be exposed to liability based on the negligence of nurses caring for our home health patients. To the extent these nurses are regarded as our agents in the practice of nursing, we could be held liable for any medical negligence of them. There can be no assurance that a future claim or claims will not exceed the limits of available insurance coverage or that such coverage will continue to be available.

RISKS RELATED TO THE POSSIBLE INSUFFICIENCY OF OUR LIABILITY COVERAGE

     We maintain professional liability insurance covering us and our subsidiaries. However, there can be no assurance that any such claims will not be made in the future in excess of the limits of such insurance, if any, or that any such claims, if successful and in excess of such limits, will not have a material adverse effect on our assets and our ability to conduct our business. There can be no assurance that we will continue to maintain such insurance or that such insurance can be maintained at acceptable costs. Our insurance coverage currently includes fire, property damage and general liability with a $1,000,000 limit on each wrongful act and a $3,000,000 limit in aggregate. There can be no assurance that any claim will be within the scope of our coverage or that such claims will not exceed our coverage.


     From December 31, 1998 to November 9, 2000, we were insured by an insurance company for risks associated with professional and general liability that is currently in liquidation and may not be able to pay or defend claims we incurred during this period. We do not believe that the ultimate resolution of current claims will be materially different from reserves established for them or that any material claims will be made in the future based on occurrences during that period, but there can be no assurance.


RISKS RELATED TO CHANGES IN HEALTH CARE REGULATIONS AND TECHNOLOGY

     There can be no assurance that we will not be adversely affected by future possible changes in medical and health regulations, the use, cost and availability of hospitals and other health care services, and medical technological developments.

RISKS RELATED TO COMPETITION

     The business in which we operate is highly competitive. We compete with hospitals, nursing homes, and other businesses that provide home health care services, many of which are large and established companies with significantly greater resources than ours.

RISKS RELATED TO OUR NEED FOR RELATIONSHIPS WITH OTHER ORGANIZATIONS

     The development and growth of our business depends to a significant extent on our ability to establish close working relationships with health maintenance organizations, preferred provider organizations, hospitals, clinics, nursing homes, physician groups, and other health care providers. Although we have established such relationships, there is no assurance that we will successfully maintain existing relationships and that we can successfully develop and maintain additional relationships in existing and future markets.

RISKS RELATED TO FEDERAL AND STATE REGULATION

     The healthcare industry is subject to numerous laws and regulations of the federal, state and local governments. These laws and regulations include, but are not necessarily limited to, matters such as licensure, accreditation, government healthcare program participation requirements, reimbursement for patient services, and Medicare and Medicaid fraud and abuse. Government activity has increased with respect to investigations and allegations concerning possible violations of fraud and abuse statutes and regulations by healthcare providers. Violations of these laws and regulations could result in a provider's expulsion from government healthcare programs together with the imposition of significant fines and penalties, as well as significant repayments for patient services previously billed.

     Our management believes that we are in compliance with all state and federal legal provisions concerning fraud and abuse as well as other applicable government laws and regulations. While no material regulatory inquiries have been made, compliance with these laws and regulations can be subject to future government review and interpretation as well as regulatory actions unknown or unasserted at this time.

     The Health Insurance Portability and Accountability Act, or HIPAA, was enacted on August 21, 1996 to assure health insurance portability, reduce healthcare fraud and abuse, guarantee security and privacy of health information and enforce standards for health information. Organizations are required to be in compliance with certain HIPAA provisions beginning in October 2002. Provisions not yet finalized are required to be implemented two years after the effective date of the regulation. Organizations are subject to significant fines and penalties if found not to be compliant with the provisions outlined in the regulations. Our management is in the process of evaluating the impact of this legislation on our operations, including future financial and operational enhancements that will be required to comply with the legislation.

RISKS RELATED TO FUTURE SALES OF OUR COMMON STOCK

     Sales of our common stock in the public market may have a depressive effect on prevailing market prices for our common stock. There is no assurance that the public market for the common stock will not be volatile, sporadic or limited. Accordingly, you may not be able to resell shares of common stock at or above your respective purchase price, and you may not be able to liquidate your investment even at a loss without considerable delay.

RISKS RELATED TO THE POSSIBLE ADVERSE EFFECT OF FUTURE ISSUANCES OF OUR PREFERRED STOCK

     Our certificate of incorporation authorizes us to issue 5,000,000 shares, par value $.001 per share, of "blank check" preferred stock with such designations, rights and preferences as our board of directors may determine from time to time. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of the common stock. In the event of an additional issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company. We have no present intention to issue any additional shares of our preferred stock. However, there can be no assurance that we will not issue additional preferred stock at some time in the future.

RISKS RELATED TO DILUTION


     On August 19, 2002, there were 9,051,033 shares of our common stock outstanding and no shares of our preferred stock outstanding. Also as of August 19, 2002, we had outstanding warrants to purchase 52,500 shares of our preferred stock which are convertible into 175,000 shares of our common stock, warrants to purchase 183,720 shares of our common stock, and options to purchase 924,693 shares of our common stock. If any warrants or options are exercised, you may experience dilution of your shares.

               SPECIAL NOTE CONCERNING FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements. Forward-looking statements include, among other things, the discussions of our operations, margins, profitability, liquidity and capital resources. Although we believe that the expectations reflected in forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies, or projections involving anticipated revenues, expenses, earnings, levels of capital expenditures, liquidity or indebtedness or other aspects of operating results or financial position.

     All phases of our operations are subject to a number of uncertainties, risks and other influences, many of which are outside our control and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements we have made ultimately prove to be accurate. Important factors that could cause actual results to differ materially from our expectations are disclosed in "Risk Factors."


                                USE OF PROCEEDS



     The selling shareholders will receive all of the net proceeds from the sale of the shares of common stock under this prospectus. We will not receive any proceeds from the sales of the shares by the selling shareholders, but we will receive any amounts due to us upon exercise of the warrants by the selling shareholders.

                                  OUR COMPANY

     We are a leading multi-regional provider of home health care nursing services. We operate 57 home care nursing offices and two corporate offices in the southern and southeastern United States.

     During 1999, we changed our strategy from providing a variety of alternate site provider health care services to becoming a leader in home health care nursing services. Our change of focus was largely due to our significant investment in this segment of the industry through our acquisition of 83 home care offices from Columbia/HCA Healthcare Corporation in late 1998. A second major factor was the implementation in October 2000 of the Prospective Payment System, or "PPS," under Medicare that now allows home care providers the opportunity to be more profitable. A third significant factor was our belief that we had established a reputation and have expertise in the field.

     Pursuant to this strategy, we launched a restructuring plan to divest our non-home health care nursing divisions. From September 1999 through September 2001, we sold and/or closed our surgery centers and infusion divisions. We plan to achieve a major market presence in home health care nursing services in the southern and southeastern United States by expanding our referral base through the use of a highly trained sales force, offering specialized programs such as wound care, and completing selective acquisitions. We cannot guarantee that we will be able to achieve this goal.

     We are continuing to systematically reduce operating costs by converting our method of nurse pay to a variable or per-visit rate rather than a fixed or salary system, using economies of scale, and reducing corporate overhead. We have outsourced business functions that we do not consider to be part of our core business and have streamlined our management layers.

     We have developed our business model to promote success under PPS. We have implemented disease state management programs and clinical protocols as well as supporting technology to monitor and report outcome data, to standardize care, and to ensure quality outcomes. Using clinical managers to assess and track patient progress and skilled nurses to deliver care are also important components of our overall plan.

     We were incorporated in Louisiana in 1982. In 1993, we became a publicly traded company through a merger into a New York corporation. In 1994, we changed our state of incorporation from New York to Delaware. Our common stock trades on The Nasdaq SmallCap Market under the symbol "AMED."

                              SELLING SHAREHOLDERS

     Of the total number of shares of our common stock covered by this prospectus, 114,720 shares are subject to common stock warrants, and 175,000 are issuable upon the conversion of shares of our preferred stock that are subject to preferred stock warrants. The holders of the common stock warrants and the preferred stock warrants do not currently own the shares. Rather, the common stock warrantholders will acquire their shares when they exercise their warrants, and the preferred stock warrantholders will acquire their shares when they convert the shares of preferred stock they will receive when they exercise their warrants. The remaining 5,000 shares are currently outstanding, and were issued by us to Robert White when he exercised his common stock warrants. We refer to the persons who will acquire our shares upon the exercise of their warrants or upon the conversion of their preferred shares, and to Mr. White, as "selling shareholders."

     We have agreed to file, on behalf of the selling shareholders, a registration statement with the SEC covering the shares. This prospectus is a part of that registration statement. The selling shareholders may use this prospectus to resell the shares from time to time under Rule 415 under the Securities Act of 1933. See "Plan of Distribution."


     The following table gives information about the selling shareholders and the number of shares of our common stock that are beneficially owned by each of them prior to the offering, including the number of shares subject to warrants, or issuable upon the conversion of preferred shares subject to warrants, held by the selling shareholders. This information has been provided to us by the selling shareholders. The table also gives the number of shares offered hereby for each selling shareholder's account. The table is based on information available to us as of July 9, 2002. We cannot estimate the number or percentage of the shares of common stock that will be held by each selling shareholder upon completion of this offering because the selling shareholders may sell none, all or some portion of the shares offered by this prospectus. We do not know whether or to what extent the selling shareholders who hold warrants will exercise their warrants, or whether or to what extent the selling shareholders who will receive preferred stock upon exercise of their warrants will convert their preferred shares. Likewise, we do not know when or in what amounts the selling shareholders may offer shares for resale, and cannot be certain that the selling shareholders will sell any or all of the shares offered by this prospectus.


                                               NUMBER OF SHARES BENEFICIALLY   NUMBER OF SHARES
                                                OWNED PRIOR TO THE OFFERING    OFFERED IN THIS
SELLING SHAREHOLDERS                               (AS OF JULY 9, 2002)           PROSPECTUS
--------------------                           -----------------------------   ----------------
HCA Inc......................................              80,720                   80,720
One Park Plaza
Nashville, TN 37203
Longview Partners, Inc.......................               4,000                    4,000
19 Maple Lane
Rhinebeck, NY 12572
Martin Brenner...............................              15,000                   15,000
Station Street 22
Uerikon
8713
Switzerland
June Gorlin..................................              15,000                   15,000
206 Flint Street
Signal Mountain, TN 37377
Hudson Capital Partners, L.P. ...............              52,500                   52,500
660 Madison Avenue
14th Floor
New York, NY 10021
Raifinanz AG.................................             122,500                  122,500
Bahnhofstrasse 106
CH-8001
Zurich, Switzerland

                                               NUMBER OF SHARES BENEFICIALLY   NUMBER OF SHARES
                                                OWNED PRIOR TO THE OFFERING    OFFERED IN THIS
SELLING SHAREHOLDERS                               (AS OF JULY 9, 2002)           PROSPECTUS
--------------------                           -----------------------------   ----------------
Robert White.................................               5,000                    5,000
206 Flint Street
Signal Mountain, TN 37377

     None of the selling shareholders named above has held or had any position, office, or other material relationship with us or any of our predecessors or our affiliates within the last three years, except as follows:


     - We entered into a consulting agreement dated March 15, 2000 with Martin Brenner, under which he served for one year as our investor relations and corporate communications liaison in Europe. As part of Mr. Brenner's compensation, we issued to him warrants to purchase the 15,000 shares of common stock offered by him for resale in this prospectus.



     - Robert White served as our Senior Vice-President of Business Development until December 2001. We entered into a Loan and Security Agreement dated March 22, 2000 with him, under which we borrowed $250,000 from him. As consideration for Mr. White's obligations under that agreement, we issued him a warrant to purchase the 5,000 shares of our common stock offered by him for resale in this prospectus. The loan has been repaid in full.



     - We entered into a Loan and Security Agreement dated March 22, 2000 with June Gorlin, under which we borrowed $750,000 from her. As consideration for Ms. Gorlin's obligations under that agreement, we issued her a warrant to purchase the 15,000 shares of our common stock offered by her for resale in this prospectus. The loan has been repaid in full. Ms. Gorlin is the mother of Robert White.



     - In connection with our acquisition in 1998 of 83 home care offices from Columbia/HCA Healthcare Corporation, we entered into a Credit Agreement with HCA and a related promissory note for a portion of the acquisition purchase price, which were terminated in 2000 when we paid HCA $9,000,000 and executed a Warrant Agreement allowing HCA to purchase up to 200,000 shares of our common stock. The 80,720 shares offered by HCA for resale in this prospectus are subject to warrants issued pursuant to that Warrant Agreement.



     Only selling shareholders identified in the table above who beneficially own the shares set forth opposite such selling shareholder's name in the table on the effective date of the registration statement of which this prospectus forms a part may sell those securities under the registration statement. Prior to any use of this prospectus in connection with any offering of the shares of common stock by any holder not identified in the table or with respect to shares of common stock not shown in the table, this prospectus will be supplemented or, if required, a post-effective amendment to the registration statement will be filed to set forth the name and number of shares of common stock beneficially owned by the selling shareholder intending to sell such shares and the number of shares of common stock to be offered. The prospectus supplement or the post-effective amendment, as the case may be, will also disclose whether any such selling shareholder selling in connection with the prospectus supplement or the post-effective amendment, as the case may be, has, during the three years prior to the date of the prospectus supplement or the post-effective amendment, as the case may be, had any position, office or other material relationship with us or any of our predecessors or affiliates, if this information has not been disclosed in this prospectus.

                              PLAN OF DISTRIBUTION

Plan of Distribution Applicable to HCA Inc.

     Pursuant to its agreement with us, the shares of HCA Inc. that are covered by this prospectus may be sold by HCA or on its behalf through or to brokers or dealers, or directly to investors pursuant to this prospectus (or another prospectus contained in and forming a part of an effective registration statement under the Securities Act of 1933) or in transactions that are exempt from the requirements of registration under the Securities Act. HCA's shares may be sold at a fixed price or prices, which may be changed from time to time, at market prices prevailing at the time of such sale, at prices related to such market prices or at negotiated prices. In connection with such sales, distributors' or sellers' commission may be paid or allowed. Brokers or dealers may act as agents for HCA, or may purchase shares from HCA as principal and thereafter resell such shares from time to time in or through transactions or distributions (which may involve crosses and block transactions) on national or foreign stock exchanges where trading privileges are available, in the over-the-counter market, in private transactions or in some combination of the foregoing.

     We have agreed to indemnify HCA, and HCA has agreed to indemnify us, again certain liabilities, including liabilities under the Securities Act.

Plan of Distribution Applicable to Selling Shareholders Other Than HCA Inc.

     The selling shareholders other than HCA may sell shares of our common stock directly, through broker-dealers acting as principal or agent or pursuant to a distribution by one or more underwriters on a firm commitment or best efforts basis. Such selling shareholders may sell all or part of their shares in one or more transactions at prices at or related to the then-current market price or at negotiated prices. The selling shareholders will determine the specific offering price of the shares from time to time that, at that time, may be higher or lower than the market price of our common stock on The Nasdaq SmallCap Market or other securities market.

     The method by which the selling shareholders other than HCA may offer and sell their shares may include, but are not limited to, the following:

     - sales on any securities exchange on which our common stock is listed at the time of sale, or through quotation systems in which our common stock is included, at prices and terms then prevailing or at prices related to the then-current market price;

     - sales in privately negotiated transactions;

     - sales for their own account pursuant to this prospectus;

     - cross or block trades in which broker-dealers will attempt to sell the shares as agent, but may position and resell a portion of the block as a principal to facilitate the transaction;

     - purchases by broker-dealers who then resell the shares for their own account; and

     - brokerage transactions in which a broker solicits purchasers.


     We have agreed to indemnify Hudson Capital Partners, L.P. and Raifinanz AG, and they have agreed to indemnify us, against certain liabilities, including certain liabilities under the securities laws.


Other Matters

     In connection with any underwritten offering, underwriters and their agents may receive compensation in the form of discounts, commissions or concessions from the selling shareholders or from purchasers of shares for whom they act as agents. Underwriters may sell shares to or through dealers, and those dealers may receive compensation in the form of discounts, commissions or concessions from the underwriters or commissions from the purchasers for whom they may act as agents. The selling shareholders and any underwriters, dealers or agents participating in the distribution of the shares of our common stock may be deemed to be

"underwriters" within the meaning of the Securities Act, and any profit from the sale of these shares by the selling shareholders and any compensation received by any underwriter, broker-dealer or agent may be deemed to be underwriting discounts under the Securities Act. Neither we nor the selling shareholders can presently estimate the amount of such profit or compensation.



     From time to time, the selling shareholders may pledge or grant a security interest in some or all of the offered shares. If the selling shareholders default in performance of their secured obligations, the secured parties may offer and sell the offered shares from time to time by this prospectus. The selling shareholders also may transfer and donate offered shares in other circumstances. The number of offered shares will decrease as and when the selling shareholders transfer or donate offered shares or default in performing obligations secured by offered shares. The plan of distribution for the offered shares will otherwise remain unchanged, except that the transferees, donees, pledgees, other secured parties or other successors in interest will be selling shareholders for purposes of this prospectus.


     To the extent required by a particular offering, we will set forth in a prospectus supplement or, if appropriate, a post-effective amendment, the terms of the offering, including among other things, the number of shares of our common stock to be sold, the public offering price, the names of any underwriters, dealers or agents and any applicable commissions or discounts.

     In order to comply with the securities laws of particular states, if applicable, the shares of our common stock offered under this prospectus will be sold in the jurisdictions only through registered or licensed brokers or dealers. In addition, in particular states, the shares of our common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirements is available and is complied with.


     None of the selling shareholders has entered into, or will enter into before the effective date of the shelf registration statement of which this prospectus is a part, any agreement, arrangement or understanding with any broker or dealer relating to the sale of any of the shares covered by this prospectus. We will inform the selling shareholders that they are legally required in accordance with applicable prospectus delivery requirements to deliver copies of this prospectus in connection with any sale of the offered shares.


     Each selling shareholder will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of shares of common stock by the selling shareholders.

     Each selling shareholder will pay all fees, discounts and brokerage commissions allocable to his, her or its shares, as well as the fees and expenses of his, her or its counsel. We will pay all expenses of this registration, including without limitation, the costs and expenses of preparing and reproducing this prospectus and complying with state securities laws, as well as filing fees with the SEC.


     The shares offered by the selling shareholders in this prospectus bear legends as to their restricted transferability. Upon the effectiveness of the registration statement of which this prospectus is a part and the transfer by the selling shareholders of any of the shares pursuant to the registration statement, new certificates representing these shares will be issued to the transferee, free of such legends unless otherwise required by law. The new certificates will also bear other applicable legends as may be required by law, to reflect applicable prospectus delivery requirements or to assist us in requiring compliance with the Securities Act.

                                 LEGAL MATTERS

     Michael Lutgring, our counsel and former Executive Vice President, has given us an opinion that the shares have been duly authorized, and that they are, or in the case of shares issuable upon the exercise of warrants or upon the conversion of preferred shares will be, validly issued, fully paid and non-assessable.

                                 OTHER MATTERS

     Our financial statements incorporated by reference herein were audited by Arthur Andersen LLP. Under SEC rules, we were required to obtain Andersen's written consent in order to incorporate by reference its report covering those audited financial statements, which is also incorporated by reference herein. By granting such a consent, accounting firms become subject to liability under
Section 11 of the Securities Act of 1933 for material misstatements and omissions of material facts from a registration statement. Investors who bring a successful claim of this type are entitled to damages. However, we have been unable to obtain Andersen's consent in connection with our registration statement. As a result, we have filed the registration statement without Andersen's consent in reliance on Rule 437a under the Securities Act, which relieves us of the obligation to obtain Andersen's consent under certain circumstances. However, because Andersen has not provided a consent in connection with our registration statement, you may not be able to recover against Andersen under Section 11 of the Securities Act. For more information about Andersen, please see the information under the heading "Risk Related to Arthur Andersen LLP" in the section entitled "Risk Factors."

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at: http://www.sec.gov. Reports, proxy statements and other information pertaining to us may also be inspected at the offices of The Nasdaq Stock Market, which is located at 1735 K Street, N.W., Washington, D.C. 20006.


     This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC to register the sales of the securities offered by this prospectus. The registration statement contains additional information about us and our securities. You may inspect the registration statement and exhibits at the SEC public reference room or at the SEC's website. As allowed by the SEC rules, this prospectus does not contain all of the information you can find in our registration statement or the exhibits to the registration statement.



     You should rely only on the information or representations provided in this prospectus or any supplement to this prospectus. We have not authorized anyone else to provide you with different information. The selling shareholders are not making an offer of our securities in any state where the offer is not permitted. The delivery of this prospectus does not, under any circumstances, mean that there has not been a change in our affairs since the date of this prospectus. It also does not mean that the information in this prospectus is correct after this date.


     Our address on the world wide web is http://www.amedisys.com. The information on our web site is not a part of this document.

                           INCORPORATION BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to documents that we have filed with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this incorporated information.

     We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the completion of the offering of the securities described in this prospectus:


FILINGS                                    PERIOD OR DATE FILED
-------                                    --------------------
Our Annual Report on Form 10-K...........  Year ended December 31, 2001
Our Quarterly Reports on Form 10-Q.......  Quarters ended March 31, 2002 and June
                                           30, 2002
Our Amendment to our Quarterly Report on
  Form 10-Q..............................  Quarter ended March 31, 2002
Our Current Reports on Form 8-K..........  March 6, 2002, April 29, 2002, May 3,
                                           2002, May 28, 2002, June 5, 2002, June
                                           25, 2002, July 18, 2002, August 2, 2002,
                                           August 6, 2002, and August 13, 2002
Our Amendments to Current Report on Form
  8-K....................................  May 13, 2002 and May 24, 2002
Our Definitive Proxy Statement on
  Schedule 14A...........................  April 30, 2002
The description of our common stock set
  forth in our Current Report on Form
  8-K....................................  December 11, 2000


     In addition to the filings listed above, we incorporate by reference additional documents that we may file with the SEC between the date of this document and the date of the completion of the offering of the securities described in this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     You can obtain any of the documents incorporated by reference in this document from us, or from the SEC through the SEC's Internet world wide web site at http://www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document upon written or oral request to us at the following address:

                                 Amedisys, Inc.
                                11100 Mead Road
                                   Suite 300
                          Baton Rouge, Louisiana 70816
                                 (225) 292-2031

     We have not authorized anyone to give any information or make any representation about the offering or us that is different from, or in addition to, that contained in this document. Therefore, if anyone does give you information of that sort, you should not rely on it. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

     Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as to modified or superseded, to constitute a part of this prospectus.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following are the fees and expenses payable by the registrant in connection with the offering contemplated by the registration statement, all of which are estimated except the registration fee.

Securities and Exchange Commission registration fee.........  $   287.68
Printing Expenses...........................................    3,000.00
Legal fees and expenses.....................................   15,000.00
Accounting fees and expenses................................          --
Miscellaneous...............................................    1,000.00
                                                              ----------
     Total..................................................  $19,287.68
                                                              ----------

     The selling shareholders have not paid, and are not responsible for, any portion of these fees and expenses.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Delaware General Corporation Law (the "statute"), Section 145, gives Delaware corporations broad powers to indemnify their present and former directors, officers, agents and employees and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are, or might be, made parties by reason of being, or having been, such directors, officers, agents or employees; subject to specific conditions and exclusions gives a director, officer, agent or employee who successfully defends an action the right to be so indemnified, and in some cases permits even those who unsuccessfully defend actions to be so indemnified; and authorizes Delaware corporations to buy liability insurance on behalf of any current or former director, officer, agent or employee. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, authorization of shareholders or otherwise.

     Article XI of the Certificate of Incorporation of the registrant provides for indemnification of officers, directors, agents and employees of the registrant as follows:

          (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d) Any indemnification under subsections (a) and (b) of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this Article. Such determination shall be made
     (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

          (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by this Article. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          (g) The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Article.

          (h) For purposes of this Article references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          (i) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized and ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     The foregoing discussion of the Company's Certificate of Incorporation and of the statute is not intended to be exhaustive and is qualified in its entirety by such Certificate of Incorporation and the statute, respectively.

ITEM 16.  EXHIBITS

     The following documents are filed herewith or incorporated by reference herein:


EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
  4.1     Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 filed with the registrant's
          Quarterly Report on Form 10-Q for the quarter ended March
          31, 2002).
  4.2     By-Laws of the registrant (incorporated by reference to
          Exhibit 3.2 filed with the registrant's Quarterly Report on
          Form 10-Q for the quarter ended March 31, 2001).
  4.3     Shareholder Rights Agreement, dated June 15, 2000
          (incorporated by reference to Exhibit 4(i) filed with the
          registrant's Current Report on Form 8-K filed on June 16,
          2000).
  5.1*    Opinion of Michael D. Lutgring, counsel to the registrant, regarding the validity of the securities registered hereby.
 23*      Consent of Michael D. Lutgring, counsel to the registrant,
          (included in Exhibit 5.1).
 24*      Power of Attorney (included in the signature page to this
          registration statement).


---------------


* Filed previously.


ITEM 17.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 22, 2002.


                                          AMEDISYS, INC.

                                          By:     /s/ WILLIAM F. BORNE
                                             -----------------------------------
                                                      William F. Borne

                                                  Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 22, 2002.



              SIGNATURE                                        TITLE
              ---------                                        -----

                  *                      Chief Executive Officer and Chairman of the Board
--------------------------------------             (Principal Executive Officer)
           William F. Borne


                  *                                   Chief Financial Officer
--------------------------------------      (Principal Financial and Accounting Officer)
          Gregory H. Browne


                  *                                           Director
--------------------------------------
         Jake L. Netterville


                  *                                           Director
--------------------------------------
            David R. Pitts


                                                              Director
--------------------------------------
          Peter F. Ricchiuti


                  *                                           Director
--------------------------------------
          Ronald A. Laborde


*By:      /s/ WILLIAM F. BORNE
    ----------------------------------
            William F. Borne
            Attorney-in-Fact